UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017
NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Lakeside Boulevard, Suite 100 The Woodlands, TX		77381
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: (281) 362-6800
_____________________________________________________
(Former name or former address, if changed since last report.)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry Into a Material Definitive Agreement.
On October 27, 2017, Newpark Mats & Integrated Services LLC (“Newpark Mats”), a wholly owned subsidiary of Newpark Resources, Inc. (“Newpark”), and Newpark entered into (i) an Asset Purchase Agreement (the “WSG Agreement”) with Well Service Group Inc. (“WSG”), and the stockholders designated therein, providing for the purchase by Newpark Mats of substantially all of the assets of WSG utilized in WSG’s business of equipment support, containment and rig mat installation, berming system installation, design, construction and installation of cellars, site-support services, site configuration and water storage services for the energy industry, and (ii) an Asset Purchase Agreement (the “UAS Agreement,” together with the WSG Agreement, the “Purchase Agreements”) with Utility Access Solutions Inc. (“UAS,” and together with WSG, the “Sellers”), and the stockholders designated therein, providing for the purchase by Newpark Mats of substantially all of the assets of UAS utilized in UAS’s business of providing services for power and utility industry and projects, including site planning and preparation, access road construction, row clearing, erosion control installation, stormwater pollution prevention plan design and implementation, complete site restoration, mobile mat washing, mat tracking, emergency support services and equipotential zone installation, management and demobilization.
Under the terms of the WSG Agreement, the total consideration of approximately $73 million will be paid at closing by Newpark through a combination of cash, subject to a working capital adjustment, and shares of common stock (“Common Stock”), par value $0.01 of Newpark (the “WSG Stock Consideration”). The number of shares of Common Stock included in the WSG Stock Consideration will be determined based on the 30-day volume-weighted average price of the Common Stock for the 30-day period ending three (3) trading days prior to the closing date. The WSG Agreement contains negotiated representations, warranties and covenants by WSG, Newpark Mats and Newpark, which are believed to be customary for transactions of this kind. The WSG Agreement contains agreements relating to the operation of the business in the ordinary course pending the closing and other matters relating to the parties’ obligations prior to and after the closing. The WSG Agreement contains indemnification provisions which are believed to be customary for transactions of this type. The obligations of WSG and its stockholders for breach of warranties and indemnification, in some cases, only apply with respect to aggregate liabilities in excess of specified thresholds, are subject to caps and are only effective for specified periods of time. The parties have also secured representation and warranty insurance for the benefit of Newpark Mats in the WSG transaction. The parties’ obligations to consummate the transactions are subject to satisfaction of customary closing conditions and receiving the approval of WSG’s board of directors and stockholders.
Under the terms of the UAS Agreement, the total consideration of approximately $2 million will be paid at closing by Newpark through a combination of cash, subject to a working capital adjustment, and shares of Common Stock (the “UAS Stock Consideration”). The number of shares of Common Stock included in the UAS Stock Consideration will be determined based on the 30-day volume-weighted average price of the Common Stock for the 30-day period ending three (3) trading days prior to the closing date. The UAS Agreement contains negotiated representations, warranties and covenants by UAS, Newpark Mats and Newpark, which are believed to be customary for transactions of this kind. The UAS Agreement contains agreements relating to the operation of the business in the ordinary course pending the closing and other matters relating to the parties’ obligations prior to and after the closing. The UAS Agreement contains indemnification provisions which are believed to be customary for transactions of this type. The obligations of UAS and its stockholders for breach of warranties and indemnification, in some cases, only apply with respect to aggregate liabilities in excess of specified thresholds, are subject to caps and are only effective for specified periods of time. The parties’ obligations to consummate the transactions are subject to satisfaction of customary closing conditions and receiving the approval of UAS’ board of directors and stockholders.
The transactions contemplated by the Purchase Agreements are expected to close on or before November 30, 2017.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the WSG Agreement and the UAS Agreement, which are attached hereto as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities
The information set forth under Item 1.01 regarding the issuance of the Common Stock pursuant to the Purchase Agreements is incorporated by reference into this Item 3.02. It is anticipated that the aggregate consideration of $75 million, subject to adjustments pursuant to the Purchase Agreements, will consist of approximately $43 million of cash consideration and $32 million of Common Stock. The issuance of the Common Stock will be made in reliance upon an exemption provided under Section 4(a)(2) of the Securities Act of 1933, as amended.
Item 7.01. Regulation FD Disclosure
On October 31, 2017, Newpark issued a press release announcing the execution of the Purchase Agreements. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein solely for the purposes of this Item 7.01 disclosure.
The information furnished in this Item 7.01 and in Exhibit 99.1 to this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of October 27, 2017, by and among Well Service Group Inc., the stockholders designated therein, Newpark Resources, Inc. and Newpark Mats & Integrated Services LLC.
2.2*
Asset Purchase Agreement, dated as of October 27, 2017, by and among Utility Access Solutions Inc., the stockholders designated therein, Newpark Resources, Inc. and Newpark Mats & Integrated Services LLC.

99.1	Press Release dated October 31, 2017, issued by Newpark Resources, Inc.

* The schedules to these agreements have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Newpark will furnish copies of such schedules to the Securities Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NEWPARK RESOURCES, INC.

Dated: October 31, 2017
By:     /s/ Mark J. Airola
Mark J. Airola
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of October 27, 2017, by and among Well Service Group Inc., the stockholders designated therein, Newpark Resources, Inc. and Newpark Mats & Integrated Services LLC.
2.2*
Asset Purchase Agreement, dated as of October 27, 2017, by and among Utility Access Solutions Inc., the stockholders designated therein, Newpark Resources, Inc. and Newpark Mats & Integrated Services LLC.

99.1	Press Release dated October 31, 2017, issued by Newpark Resources, Inc.

* The schedules to these agreements have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Newpark will furnish copies of such schedules to the Securities Exchange Commission upon request.